SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                 FORM 8 - K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of Earliest event reported): February 21, 2003


                      BRAVO! FOODS INTERNATIONAL CORP.
       (Exact name of registrant as specified in its amended charter)


           Delaware                   0-20549                62-1681831
-------------------------------     ------------         -------------------
(State or other jurisdiction of     (Commission           (I.R.S. Employer
incorporation or organization)      File Number)         Identification No.)

                        11300 US Highway 1, Suite 202
                     North Palm Beach, Florida 33408 USA
                  (Address of principal executive offices)

                               (561) 625-1411
                        Registrant's telephone number

                       China Premium Food Corporation
        ------------------------------------------------------------
        (Former name or former address if changed since last report)

Item 5.  Other Events

Sale of Unregistered Securities
-------------------------------

      On February 21, 2002, the Company issued 50,000 shares of non-voting Series J 8% Convertible Preferred stock, having a stated value of $10.00 per Preferred J share, and common stock warrants to Mid-Am Capital, L.L.C. ("Mid-Am") for the aggregate purchase price of $500,000. Each preferred share is convertible to 40 shares of the Company's common stock of at a per common share conversion price of $0.25, representing 2,000,000 shares of common stock underlying the preferred. The issued warrants entitle the holder to purchase 33.33 shares of common stock for each share of Series J Convertible Preferred stock issued at an exercise price of $0.30 per common stock share, representing 1,666,667 shares of common stock underlying the


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warrants. The warrants are exercisable for a five-year period.  The February
21, 2003 closing market trading price was $0.23 per share. This private offering was made to Mid-Am, an accredited investor, pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933.

      Mid-Am, a limited liability company headquartered in Kansas City, Missouri, is a finance affiliate of Dairy Farmers of America, Inc. (DFA). Mid-Am was formed to provide capital to and make equity investments in dairy processing and bottling operations. DFA is a dairy marketing cooperative founded January 1, 1998, by the consolidation of four regional dairy marketing cooperatives. DFA markets and processes milk and dairy products on behalf of its member-owners across the United States. DFA's member-owners total more than 26,000, claiming 15,133 farms in 48 states coast-to-coast and border-to-border. DFA producers marketed 45.6 billion pounds of milk (28 percent of the U.S. milk supply) in the year 2001. In 2001 DFA had sales of $7.9 billion.

Public Conference Call
----------------------

      On April 14, 2003, the Company conducted a public conference call to announce and discuss the results contained in its Form 10-KSB for the year 2002, filed on that date. The following matters were discussed at that conference call:

New Retail Outlets Added for Sales of the Company's Products Not Previously Announced

      Since year-end 2002, Bravo! Foods has added supermarket chains representing a total of 2,281 new stores, including Ralph's on the West Coast, HGB in Texas, C&S in Massachusetts, Food Emporium, Food Lion, Shaws in New England, and Bruno's. The company also made its re-entry into 87 Wal-Mat super center stores in Florida on a trial basis.

Discontinued Retail Outlets

      In March 2003, Winn-Dixie, a Southern US chain of 1,073 supermarket stores, discontinued its sales of the Company's products. Ordering patterns by Winn-Dixie were not consistent with production cycles for extended shelf life dairy products, with the placement of numerous orders of minimal quantities. These ordering patterns resulted in inefficient processing of the Company's products and significant uneconomical shipment costs for the Company. Attempts to combine the shipment of products ordered by Winn-Dixie with other orders resulted in delivery delays and short stock availability for Winn-Dixie. The Company's attempts to have Winn-Dixie change its ordering patterns resulted in the discontinuance of the Company's product with this chain. Owing to the economies of sales to Winn-Dixie, the loss of this chain did not have a material impact on the Company's net margin.

      In February 2003, 7-Eleven a convenience store chain that carried the Company's products in 3,500 of its 5,300 stores for one order cycle, discontinued its sales of the Company's aseptic Prisma products. Owing to the non-traditional look presented by the Prisma aseptic packaging, the Company believed that aggressive promotion at the store level was necessary to


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introduce and build consumer awareness of this unique product.  The Company was not successful in having 7-Eleven follow through on the necessary promotions. Without these promotions, product sales were not sufficient to maintain the Company's presence in this convenience store chain. Owing to the short cycle of the Company's products in 7-Eleven stores, the loss of this chain did not have a material impact on the Company's net margin.

Introduction of New Product In Florida

      Publix Supermarkets has carried the Company's Looney Tunes(TM) Slammers products in its 700 supermarket stores since March 2002. Commencing in April 2003, Publix has agreed to carry three flavors of the Company's new Slim Slammers low fat, vitamin fortified and no sugar added flavored milks. The presence of Slim Slammers in Publix' stores will be in addition to the Company's Slammers product line.

Management changes

      John McCormack resigned from the Company at the end of February 2003. Mr. McCormack was the Company's President and Chief Operating Officer for the past two years, having responsibility for account maintenance and operational matters. Mr. McCormack had been commuting from the Chicago area during his tenure with Bravo!. He and his family have decided, however, that his presence was needed full time in the Chicago area. Going forward, the responsibilities for operations and account maintenance will be assumed by a combination of Mr. Edwards, Managing Director of Sales, Dr. Patipa, Manager of School and Vending Program, Mr. Tommy Kee, the Company's interim comptroller and Mr. Tarmy, the former General Manager of the Company's China operation. Mr. McCormack remains a director of the Company.

      Nancy Yuan resigned February 2003. Ms.Yuan has been our Treasurer since March 2001. Her tenure with Bravo! was limited in time by design and she has moved back to Shanghai, China to be with her family. The Company's financial matters are now the responsibility of Mr. Tommy Kee, the Company's interim comptroller.

      Jeff Tarmy joined our Florida staff February 3003. Mr. Tarmy served as the General Manager of our wholly owned Chinese registered subsidiary in Shanghai since January 2001. Prior to that time, he worked for Ketchum Newscan Public Relations Ltd. in San Francisco with multinational clients to develop and implement nationwide communication programs. In 1997, Mr. Tarmy relocated to Ketchum's Shanghai, PRC office. He became responsible for Ketchum's Beijing, Guangzhou and Shanghai operations, overseeing a staff of 50 professionals in six practice areas, including brand marketing, corporate relations, food & nutrition, technology, workplace communication and healthcare. By January 2000, he held the position of Vice President, China, with Ketchum and had responsibility for business development, client servicing, quality control and agency management. Mr. Tarmy will manage and develop an effective marketing and public relations program for our North America business and continue to assist management in our China and U.S.operations.


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Item 9.

      See item 5.

Exhibits

      Certificate of Designation for Series J Convertible Preferred Stock filed with Form 8-K on October 2, 2002.

                                 Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Bravo! Foods International Corp.



Date: April 28, 2003                   By: /s/ Roy G. Warren
                                           --------------------------------
                                           Roy G. Warren,
                                           Chief Executive Officer


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